                                                                     Exhibit 3.4

                                     [LOGO]

                        OFFICE OF THE SECRETARY OF STATE
--------------------------------------------------------------------------------
                        JESSE WHITE o Secretary of State

JANUARY 3, 2003                                                       4968-667-6

   CORP-LINK SERVICES, INC.
   118 W EDWARDS ST STE 200
   SPRINGFIELD, IL 62704

RE ALLTECH ASSOCIATES, INC.

DEAR SIR OR MADAM:

ENCLOSED YOU WILL FIND ARTICLES OF MERGER REGARDING THE ABOVE CORPORATION. THE FILING FEE HAS BEEN RECEIVED AND CREDITED.

THIS DOCUMENT MUST BE RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF THE COUNTY IN WHICH THE REGISTERED OFFICE OF THE MERGING CORPORATION IS LOCATED.

SINCERELY,


/s/ Jesse White
---------------------------------
JESSE WHITE
SECRETARY OF STATE
DEPARTMENT OF BUSINESS SERVICES
CORPORATION DIVISION
TELEPHONE (217) 782-6961

--------------------------------------------------------------------------------
                           Springfield, Illinois 62756


Form BCA-11.25                       ARTICLES OF MERGER
Rev. Jan, 1999)                   CONSOLIDATED OR EXCHANGE   File # Illegible
------------------------------------------------------------------------------------
Jesse White                                FILED             SUBMIT IN DUPLICATE
Secretary of State                      JAN 03 2003
Department of Business Services         JESSE WHITE          This space for use by
Springfield, IL 62766                SECRETARY OF STATE        Secretary of State
Telephone (217) 782-696
http://www.sos.state.il.us                                   Date 1-3-03
-------------------------------
       DO NOT SEND CASH!                                     Filing Fee $100.00
Remit payment in check or money
order payable to "Secretary of
State." Filing Fee is $100, but                              Approved: /s/ Illegible
if merger on consolidation involves                                    -------------
more than 2 corporations. $50 for
each additional corporation.
------------------------------------------------------------------------------------

                                                 merge
1.   Names of the corporations proposing to   consolidate,   and the state or
                                            exchange shares
     country of their Incorporation:

                                         State or Country        Corporation
          Name of Corporation            of Incorporation        File Number
--------------------------------------   ----------------   --------------------

ALLTECH ASSOCIATES, INC.                     ILLINOIS            4968-667-6


ALLTECH INTERNATIONAL HOLDINGS, INC.         DELAWARE       /s/ Illegible
                                                            --------------------


--------------------------------------   ----------------   --------------------

--------------------------------------   ----------------   --------------------

--------------------------------------------------------------------------------

2. The laws of the state or country under which each corporation is incorporated permits such merger, consolidation or exchange.

--------------------------------------------------------------------------------

                     surviving
3.   a) Name of the     new     corporation: ALLTECH INTERNATIONAL HOLDING, INC.
                     acquiring

     b) It shall be governed by the laws of: DELAWARE

--------------------------------------------------------------------------------

     If not sufficient space to cover this point, add one or more sheets of this size.

                   merger
4.   Plan of   consolidation   is as follows:
                  exchange

SEE PLAN AND AGREEMENT OF EXCHANGE ATTACHED HERETO.

                  merger
5.   Plan of  consolidation  was approved as to each corporation not organized exchange in Illinois, incompliance with the laws of the state under which it is organized, and (b) as to each Illinois corporation, as follows:

     (The following items are not applicable to mergers under (S)11.30 -- 90% owned subsidiary provisions. See Article 7.)

     (Only "X" one box for each Illinois corporation)

                           By the shareholders, a
                           resolution of the board     By written consent of the
                           of directors having been    shareholders having not
                           duly adopted and            less than the minimum
                           submitted to a vote at a    number of votes required
                           meeting of shareholders.    by statute and by the
                           Not less than the minimum   articles of incorporation.
                           number of votes required    Shareholders who have not    By written consent of ALL
                           by statute and by the       consented in writing have    the shareholders entitled
                           articles of incorporation   been given notice in         to vote on the action, in
                           voted in favor of the       accordance with (S)7.10      accordance with (S)7.10 &
Name of corporation        action taken. ((S)11.20)    ((S)11.220)                  (S)11.20
------------------------   -------------------------   -------------------------    -------------------------
ALLTECH ASSOCIATES, INC.              [ ]                         [X]                          [ ]

------------------------              [ ]                         [ ]                          [ ]

------------------------              [ ]                         [ ]                          [ ]

------------------------              [ ]                         [ ]                          [ ]

------------------------              [ ]                         [ ]                          [ ]

--------------------------------------------------------------------------------

6. (Not applicable if surviving, new or acquiring corporation is an Illinois corporation)

     It is agreed that upon and after the issuance of a certificate of merger, consolidation or exchange by the Secretary of State of the State of
     Illinois:

     a. The surviving, new or acquiring corporation may be served with process in the State of Illinois in any proceeding for the enforcement of any obligation of any corporation organized under the laws of the State of Illinois which is a party to the merger, consolidation or exchange and in any proceeding for the enforcement of the rights of a dissenting shareholder of any such corporation organized under the laws of the State of Illinois against the surviving, new or acquiring corporation.

     b. The Secretary of State of the State of Illinois shall be and hereby is irrevocably appointed as the agent of the surviving, new or acquiring corporation to accept service of process in any such proceedings, and

     c. The surviving new, or acquiring corporation will promptly pay to the dissenting shareholders of any corporation organized under the laws of the State of Illinois which is a party to the merger, consolidation or exchange the amount, if any, to which they shall be entitled under the provisions of "The Business Corporation Act of 1983" of the State of Illinois with respect to the rights of dissenting shareholders.

--------------------------------------------------------------------------------

7. (Complete this item if reporting a merger under (S)11.30 -- 90% owned subsidiary provisions.)

     a. The number of outstanding shares of each class of each merging subsidiary corporation and the number of such shares of each class owned immediately prior to the adoption of the plan of merger by the parent corporation, are:


                      Total Number of Shares    Number of Shares of Each Class
                            Outstanding           Owned Immediately Prior to
Name Of Corporation        of Each Class       Merger by the Parent Corporation
-------------------   ----------------------   --------------------------------


-------------------   ----------------------   --------------------------------

-------------------   ----------------------   --------------------------------

-------------------   ----------------------   --------------------------------

-------------------   ----------------------   --------------------------------

-------------------   ----------------------   --------------------------------


     b.   (Not applicable to 100% owned subsidiaries)

          The date of making a copy of the plan of merger and notice of the right to dissent to the shareholders of each merging subsidiary corporation was
                                             ,         .
                          -------------------  --------
                             (Month & Day)      (Year)

          Was written consent for the merger or written waiver of the 30-day period by the holders of all the outstanding shares of a subsidiary corporations received? Yes [ ] No [ ]

          (If the answer is "No", the duplicate copies of the Articles of Merger may not be delivered to the Secretary of State until after 30 days following the mailing of a copy of the plan of merger and of the notice of the right to dissent to the shareholders of each merging subsidiary corporation.)

8. The undersignee corporations have caused these articles to be signed by their duly authorized officers, each of whom affirms under penalties of perjury, that the facts stated herein are true. (All signatures must be in BLACK INK.)

Dated   JANUARY 1,            2003                            ALLTECH INTERNATIONAL HOLDINGS, INC.
      (Month & Day)          (Year)                               (Exact Name of Corporation)


attested by                                                   by /s/ Richard Dolan
            -----------------------------------------------      ------------------------------------------
            (Signature of Secretary or Assistant Secretary)      (Signature of President or Vice President)


            -----------------------------------------------   RICHARD DOLAN, CHIEF EXECUTIVE OFFICER
                    (Type or Print Name and Title)                (Type or Print Name and Title)


Dated   JANUARY 1,             2003                              ALLTECH ASSOCIATES, INC.
      (Month & Day)          (Year)                           (Exact Name of Corporation)


attested by                                                   by /s/ Richard Dolan
            -----------------------------------------------      ------------------------------------------
            (Signature of Secretary or Assistant Secretary)      (Signature of President or Vice President)


            -----------------------------------------------   RICHARD DOLAN, CHIEF EXECUTIVE OFFICER
                    (Type or Print Name and Title)                (Type or Print Name and Title)

Dated              ,
      -------------          -----                            ---------------------------------------------
      (Month & Day)          (Year)                                     (Exact Name of Corporation)


attested by                                                   by
            -----------------------------------------------      ------------------------------------------
            (Signature of Secretary or Assistant Secretary)      (Signature of President or Vice President)


            -----------------------------------------------   ---------------------------------------------
                    (Type or Print Name and Title)                  (Type or Print Name and Title)

C-195 8

                             PLAN OF SHARE EXCHANGE
                                       of
                        STOCK OF ALLTECH ASSOCIATES, INC.
                            (an Illinois corporation)
                                       for
                  STOCK OF ALLTECH INTERNATIONAL HOLDINGS, INC.
                            (a Delaware corporation)

--------------------------------------------------------------------------------

         Pursuant to Article 11 of the Illinois Business Corporation Act

--------------------------------------------------------------------------------

     THIS PLAN OF SHARE EXCHANGE (the "Plan") is made and entered into as of January 1, 2003 (the "Effective Date") (for accounting purposes only), between ALLTECH ASSOCIATES, INC., an Illinois corporation ("ASSOCIATES") and ALLTECH INTERNATIONAL HOLDINGS, INC., a Delaware corporation ("AIH"), (ASSOCIATES and AIH are sometimes hereinafter collectively referred to as the "Constituent Entities").

     WHEREAS, the registered office of ASSOCIATES is at 1117 S. Milwankee, Suite C-11, Libertyville, Illinois and Kenneth L. Kwiatt is the registered agent therein, in charge thereof, upon whom process against ASSOCIATES may be served within said state; and

     WHEREAS the registered office of AIH is at 2711 Centerville Road, Suite 400, Wilmington Delaware, and Corporation Service Company is the registered agent therein, in charge thereof, upon whom process against AIH may be served within said state; and

     WHEREAS, ASSOCIATES (formerly, Liquid Chromatographics, Inc.) was heretofore organized under the laws of the State of Illinois, its Articles of Incorporation having been filed in the office of the Secretary of State of Illinois on July 7, 1970; and

     WHEREAS, AIH was heretofore organized under the laws of the State of Delaware, its Certificate of Incorporation having been filed in the office of the Secretary of State of Delaware on October 31, 2002; and

     WHEREAS, the total number of shares of stock which ASSOCIATES has authority to issue is 10,000,000 shares of common stock, no par value (the "Associates Common Stock"), of which 2,720,566 shares are issued and outstanding, and 4,000,000 shares of preferred stock, no par value, none of which is issued and outstanding; and

     WHEREAS, the total number of shares of stock which AIH has authority to issue is 20,000,000 shares of common stock, $0.001 par value (the "AIH Common Stock"), none of which is issued and outstanding, and 2,000,000 shares of preferred stock, $0.001 par value, none of which is issued and outstanding; and

     WHEREAS, ASSOCIATES, AIH, the directors of ASSOCIATES and the directors of AIH deem it advisable and to the advantage, welfare and best interests of the Constituent Entities and their respective shareholders, for AIH to acquire all of the Associates Common Stock pursuant to the provisions of Article 11 of the Illinois Business Corporation Act (the "Act").

     NOW THEREFORE, in consideration of the mutual agreements, provisions, covenants and grants herein contained, it is hereby agreed by and between the said parties hereto, and in accordance with the Act, that AIH hereby acquire all of the Associates Common Stock (the "Exchange").

     AND the parties hereto do, by these presents, agree to and prescribe the terms and conditions of the Exchange, and the manner and basis of carrying the same into effect, which terms and conditions and manner of carrying the same into effect said parties hereto deem necessary, and the parties hereto do mutually and severally agree and covenant to observe, keep and perform, that is to say:

                                    ARTICLE I

     The name of the corporation whose shares of stock are being acquired is ALLTECH ASSOCIATES, INC., an Illinois corporation. The name of the corporation acquiring said shares is ALLTECH INTERNATIONAL HOLDINGS, INC., a Delaware corporation.

                                   ARTICLE II

     1. The manner and basis of exchanging the Associates Common Stock is as follows:

          Each one share of Associates Common Stock that is issued and outstanding immediately before the Effective Date shall be exchanged at the Effective Date into 3.05236 fully paid shares of AIH Common Stock.

     2. The manner and basis of exchanging options granted with respect to Associates Common Stock is as follows:

          Options granted with respect to each one share of Associates Common Stock outstanding immediately before the Effective Date shall be converted into an option to purchase 3.05236 shares of AIH Common Stock with an accordingly reduced exercise price.

                                   ARTICLE III

     1. At any time prior to the filing of this Plan with the Secretary of State of Illinois, this Plan may be amended, altered or repealed and other provisions authorized by the statutes of the State of Illinois at the time in force may be added or inserted in the manner and at the time prescribed by such statutes, and all rights at any time conferred upon the directors and shareholders of the Constituent Entities by this Plan are granted subject to the provisions of this
Article III.

     2. At any time prior to the filing of this Plan with the Secretary of State of Illinois, this Plan may be terminated or amended by the directors of the Constituent Entities, if circumstances arise which, in the opinion of the directors, make such action advisable.

                                   ARTICLE IV

     This Plan has been adopted by the directors and by the shareholders of ASSOCIATES in accordance with the Act. If this Plan is not thereafter and has not theretofore been terminated or amended as permitted by the provisions hereof, then Articles of Exchange shall be filed and recorded in accordance with the Act. The Exchange shall become effective on the Effective Date.

                                    ARTICLE V

     For the convenience of the parties hereto and to facilitate the filing of this Plan, any number of counterparts hereof may be executed and each counterpart shall be deemed to be an original. Facsimile signatures shall be considered authentic and legally binding.

                                   ARTICLE VI

     For the convenience of the parties hereto and to facilitate the filing of this Plan, any number of counterparts hereof may be executed and each counterpart shall be deemed to be an original. Facsimile signatures shall be considered authentic and legally binding.

     IN WITNESS WHEREOF, the undersigned have executed this Plan as of the day and year first above written.

ALLTECH ASSOCIATES, INC.,                  ALLTECH INTERNATIONAL HOLDINGS, INC.,
an Illinois corporation                    a Delaware corporation


By: /s/ Richard Dolan                      By: /s/ Richard Dolan
    -------------------------------            ---------------------------------
    Richard Dolan, Chief Executive             Richard Dolan, Chief Executive
    Officer                                    Officer